Exhibit 10.123

MEMORANDUM OF UNDERSTANDING

February 1, 2014

This “MOU”, by and between VG Life Sciences Inc., a Delaware corporation (“VGLS”), and Tg IT, Inc., dba “Anchor Point IT-Solutions,” a California corporation (“Anchor Point”), with respect to mutual agreement for VGLS and Anchor Point to enter into a 1-year consulting service agreement, where Anchor Point will provide IT support and on-call services.

The understanding and agreement of VGLS and Anchor Point with respect to such IT Support and on-call services embodied in this MOU is as follows:

1. Both parties desire to agree to payment in the form of shares for services previously provided to VGLS, as well as for services to be provided to VGLS.

2. All services provided by Anchor Point beginning January 1, 2014 will be valued at an average closing stock price of 20 days pre-closing of this transaction and all cost of Anchor Point in providing the services shall be paid in shares of VGLS common stock.

3. Both parties value such future support and service to be at a Six-Hundred Dollars ($600.00) per month to be reviewed and adjusted quarterly as needed as amendments to this agreement.

4. Services provided between October 1, 2013 and December 31, 2013 will be valued at an average closing stock price of 20 days pre-closing December 31, 2013 and shall be paid in shares of VGLS common stock. These shares will be issued within 30 days of the signing of this agreement. The value of services for this period is reflected in Exhibit A to this MOU.

5. Services provided prior to October 1, 2013 will be valued at an average closing stock price of 20 days pre-closing September 30, 2013 and shall be paid in shares of VGLS common stock. These shares will be issued within 30 days of the signing of this agreement. The value of services for this period is reflected in Exhibit A to this MOU.

6. Shares will be earned quarterly on the last day of each quarter.

It is the intention of VGLS and Anchor Point to negotiate in good faith and enter into a long-form agreement (the “Long-Form Agreement”) within the next 60 days after the date of this MOU, which shall be based upon, and shall be consistent with, the terms and provisions of this MOU.

Until the Long-Form Agreement is entered into (or if in no Long-Form Agreement is entered into); this MOU shall constitute a legal and valid agreement between VGLS and Anchor Point with respect to its subject matter. This MOU sets forth the entire understanding and agreement of VGLS and Anchor Point with respect to the subject matter hereof and it may not be amended or modified, except by a written instrument executed by VGLS and Anchor Point.

If this MOU meets with your approval and sets for the preliminary understanding agreement of VGLS and Anchor Point with respect to the subject matter hereof, please have it signed by a duly authorized officer of Anchor Point and return it to the undersigned.

Very truly yours,
VG Life Sciences Inc.

By: /s/ John Tynan
John Tynan
President & CEO

Agreed and Accepted

As of the 1st day of

February 2014

Tg IT, Inc. (dba Anchor Point IT Solutions)

By: /s/ Paul McLean

Title: Paul McLean

Its: Principal

Anchor Point

02/28/14

A/R Aging QuickZoom

As of January 31, 2014

Type	Date	Num	P.O. #	Name	Terms	Due Date	Aging	Open Balance
VG Life Sciences
Invoice	09/01/2011	4353		VG Life Sciences	Net 30	10/01/2011	853	122.32
Invoice	10/01/2011	4444		VG Life Sciences	Net 30	10/31/2011	823	613.88
Invoice	11/01/2011	4548		VG Life Sciences	Net 30	12/01/2011	792	600.00
Invoice	12/01/2011	4649		VG Life Sciences	Net 30	12/31/2011	762	600.00
Invoice	01/01/2012	4739		VG Life Sciences	Net 30	01/31/2012	731	600.00
Invoice	03/01/2012	4985		VG Life Sciences	Due Upo...	03/01/2012	701	600.00
Invoice	04/01/2012	5039		VG Life Sciences	Due Upo...	04/01/2012	670	600.00
Invoice	05/01/2012	5139		VG Life Sciences	Due Upo...	05/01/2012	640	600.00
Invoice	06/01/2012	5238		VG Life Sciences	Due Upo...	06/01/2012	609	600.00
Invoice	07/01/2012	5341		VG Life Sciences	Due Upo...	07/01/2012	579	600.00
Invoice	08/01/2012	5443		VG Life Sciences	Due Upo...	08/01/2012	548	600.00
Invoice	09/01/2012	5538		VG Life Sciences	Due Upo...	09/01/2012	517	600.00
Invoice	10/01/2012	5640		VG Life Sciences	Due Upo...	10/01/2012	487	600.00
Invoice	11/01/2012	5748		VG Life Sciences	Due Upo...	11/01/2012	456	600.00
Invoice	12/01/2012	5857		VG Life Sciences	Due Upo...	12/01/2012	426	600.00
Invoice	01/01/2013	5959		VG Life Sciences	Due Upo...	01/01/2013	395	600.00
Invoice	02/01/2013	6073		VG Life Sciences	Due Upo...	02/01/2013	364	600.00
Invoice	03/01/2013	6173		VG Life Sciences	Due Upo...	03/01/2013	336	600.00
Invoice	04/01/2013	6268		VG Life Sciences	Due Upo...	04/01/2013	305	600.00
Invoice	05/01/2013	6369		VG Life Sciences	Due Upo...	05/01/2013	275	600.00
Invoice	06/01/2013	6463		VG Life Sciences	Due Upo...	06/01/2013	244	600.00
Invoice	06/30/2013	6675		VG Life Sciences	Due Upo...	06/30/2013	215	25.34
Invoice	07/01/2013	6584		VG Life Sciences	Due Upo...	07/01/2013	214	600.00
Invoice	08/01/2013	6732		VG Life Sciences	Due Upo...	08/01/2013	183	600.00
Invoice	08/31/2013	6911		VG Life Sciences	Due Upo...	08/31/2013	153	991.77
Invoice	09/01/2013	6861		VG Life Sciences	Due Upo...	09/01/2013	152	600.00
Invoice	09/30/2013	7034		VG Life Sciences	Due Upo...	09/30/2013	123	29.98
Invoice	10/01/2013	6965		VG Life Sciences	Due Upo...	10/01/2013	122	600.00
Invoice	11/01/2013	7126		VG Life Sciences	Due Upo...	11/01/2013	91	629.98
Invoice	12/01/2013	7219		VG Life Sciences	Due Upo...	12/01/2013	61	629.98
Invoice	12/31/2013	7398		VG Life Sciences	Due Upo...	12/31/2013	31	29.98
Invoice	01/01/2014	7347		VG Life Sciences	Due Upo...	01/01/2014	30	600.00
Invoice	01/31/2014	7546		VG Life Sciences	Due Upo...	01/31/2014		29.98
Total VG Life Sciences								17,503.21
TOTAL								17,503.21